EXHIBIT 21

                 LIST OF ACTIVE SUBSIDIARIES OF FRED MEYER, INC.



                                              Jurisdiction of
                                              Incorporation
Name of Subsidiary                            or Organization
------------------                            ---------------

Roundup Co.                                   Washington

B & B Stores, Inc.                            Montana

  B & B Pharmacy, Inc.                        Montana

Fred Meyer of Alaska, Inc.                    Alaska

Fred Meyer of California, Inc.                California

Distribution Trucking Company                 Oregon

CB&S Advertising Agency, Inc.                 Oregon

FM Holding Corporation                        Delaware

  Grand Central, Inc.                         Utah

FM Retail Services, Inc.                      Washington

Fred Meyer Jewelers, Inc.                     Delaware

FM Inc.                                       Utah

Merksamer Jewelers, Inc.                      California